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                                                                   Exhibit 10.56

                        AGREEMENT REGARDING SUBSERVICING


         This Agreement Regarding Subservicing ("Agreement") is made as of June 20, 1997 by and among MEGO MORTGAGE CORPORATION ("Borrower"), PREFERRED EQUITIES CORPORATION ("PEC") and THE FIRST NATIONAL BANK OF CHICAGO, as agent ("Agent") for itself and the other "Lenders" from time to time under a Revolving Credit Agreement of even date herewith among Agent, Borrower and certain banks which are parties thereto (the "Credit Agreement").

         Borrower and PEC have entered into a Loan Program Sub-Servicing Agreement dated as of September 1, 1996, as amended by a side letter dated December 1, 1996, copies of which are attached hereto as Exhibit A (as amended, the "Subservicing Agreement"), pursuant to which PEC has, among other things, agreed to perform certain accounting, payment processing and other administrative services with respect to certain "Loans" (as defined in the Subservicing Agreement) originated or purchased by Borrower from time to time.

         Borrower, Agent and the Lenders have entered into the Credit Agreement pursuant to which the Lenders have agreed to provide secured financing for the Borrower's origination, acquisition and warehousing of certain of such Loans.

         The Lenders have requested that this Agreement be executed and delivered to confirm the terms under which PEC will, at the election of the Agent following a "Default" (as defined under the Credit Agreement), continue to service the Loans for First Chicago National Processing Corporation, in its capacity as the "Collateral Agent" (as defined under the Credit Agreement), any entity which purchases the Loans from the Collateral Agent, or any other designee or nominee of the Collateral Agent.

         THEREFORE, in consideration of the foregoing, PEC, Borrower and the Agent, for itself and on behalf of the Lenders, agree as follows:

         1. Termination of Subservicing Agreement; New Subservicing Agreement.

           (a) Borrower and PEC agree that, notwithstanding the provisions of
Article 8 of the Subservicing Agreement, the Subservicing Agreement shall terminate as to the Collateral and be of no further force or effect at the election of the Agent following a Default under the Credit Agreement. Such termination, if any, shall be effective upon PEC's receipt of notice from the Agent that a Default has occurred and the Agent has elected to terminate the Subservicing Agreement as to the Collateral.

           (b) PEC agrees that, at the election of the Agent following a Default under the Credit Agreement, PEC shall enter into an agreement (a "New Subservicing Agreement") with any entity other than the Borrower which owns any or all of the Loans constituting Collateral (each such entity being a "Successor Owner"). Each such New Subservicing Agreement shall be in the form of the Subservicing Agreement attached hereto as Exhibit A (provided that, at the election of the Successor Owner, the New Subservicing Agreement shall be in the form of the Subservicing Agreement prior to the modification by the December 1, 1996 side letter), with such modifications as are necessary to reflect the fact that the Successor Owner (rather than Borrower) is the owner of the Loans and such other modifications as may be mutually agreed upon by PEC and the Successor Owner and with a modification of Section 8D of the Subservicing Agreement to replace the phrase "ninety (90)" with the phrase "one hundred eighty (180)". The Borrower hereby irrevocably directs and authorizes PEC to enter into such New Subservicing Agreements at the request of the Agent upon presentation of a statement by the Agent that a Default has occurred under the Credit


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Agreement, without any obligation on the part of PEC to inquire into the existence of such a Default or to require any further confirmation or direction from the Borrower.

         2. No Current Assumption. None of the Agent, the Lenders or the Collateral Agent shall be deemed by virtue of this Agreement to have assumed any of the obligations of the Borrower under the Subservicing Agreement, each of which obligations the Borrower covenants and agrees with the Lenders to perform and observe as if this Agreement had not been made. None of the Agent, the Lenders or the Collateral Agent are under any liability of any kind to PEC under, pursuant to, or in respect of the Subservicing Agreement.

         3. Agreements Regarding Subservicing Agreement. Borrower and PEC hereby confirm to the Agent that the Subservicing Agreement is in full force and effect and has not been amended, and, to the best knowledge of Borrower and PEC, no breach or default on the part of either party now exists under the Subservicing Agreement. PEC agrees that it will furnish to the Agent copies of all written notices given to the Borrower with respect to any default of the Borrower under the Subservicing Agreement, simultaneously with the giving of such notice to the Borrower. The Borrower and PEC covenant and agree that except with the prior written consent of the Agent on behalf of the Lenders in each instance, the Borrower and PEC will not amend, change, modify, or terminate the Subservicing Agreement, nor will the Borrower waive any provision thereof which would in any material respect reduce the obligations of PEC thereunder.

         4. Notices. All demands, notices and communications hereunder shall be in writing and shall be given by registered or certified mail, return receipt requested, by private delivery service or by telecopier at the following addresses or telephone numbers, as the case may be, as follows:

            a.       if to the Borrower:

                            Mego Mortgage Corporation
                            1000 Parkwood Circle, 5th Floor
                            Atlanta, Georgia 30339
                            Fax No.: (800) 694-6346
                            Attention: Jeffrey S. Moore
                                       President


                     with a copy to:

                            Jerome J. Cohen
                            Mego Mortgage Corporation
                            1125 N.E. 125th Street, Suite 206
                            North Miami, Florida 33161
                            Fax No.: (305) 899-1824

            b.       if to the Agent or the Lenders:

                            The First National Bank of Chicago
                            One First National Plaza
                            Chicago, Illinois  60670
                            Attention:       Ann H. Chudacoff
                            Fax No.:         (312) 732-6222

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                    with a copy to:

                            Patrick G. Moran
                            Sonnenschein Nath & Rosenthal
                            8000 Sears Tower
                            Chicago, Illinois  60606
                            Fax No.:         (312) 876-7934

            c.      if to PEC:

                            Preferred Equities Corporation
                            4310 Paradise Road
                            Las Vegas, Nevada  89109
                            Attention: Frederick H. Conte, Executive Vice
                               President and Chief Operating Officer
                            Fax No.:         (702) 369-4398

or such other address or telephone number as may hereafter be furnished to the other parties by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).

         5. Severability Clause. Any provision of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof.

         6. Counterparts. This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

         7. Governing Law. This Agreement shall be construed in accordance with the laws of the State of Illinois without regard to any conflicts of law provisions and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the laws of the State of Illinois, except to the extent preempted by federal law.

         8. Successors and Assigns. This Agreement shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns.

         9. Waivers. No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

         10. Exhibits. The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

         11. Further Agreements. The parties each agree to execute and deliver to the other such reasonable and appropriate additional documents, instruments or agreements as may be necessary or

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appropriate to effectuate the purposes of this Agreement.

         12. Entire Agreement. This Agreement, together with the Credit Agreement, and the Subservicing Agreement, constitutes the entire agreement of the parties and supersedes all prior agreements, oral and written, between the parties with respect to the subject matter hereof.



         In witness of the foregoing the parties have executed and delivered this Agreement as of the date first above written.

MEGO MORTGAGE CORPORATION                   THE FIRST NATIONAL BANK OF
                                            CHICAGO, as agent for the Lenders


By:                                         By:
   ----------------------------------          --------------------------------
Name:                                       Name:
     --------------------------------            ------------------------------

Title:                                      Title:
      -------------------------------             -----------------------------


                                            PREFERRED EQUITIES CORPORATION



                                            BY:
                                               ---------------------------------


                                            Name:
                                                 ------------------------------
                                            Title:
                                                  -----------------------------



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                                    EXHIBIT A







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